Chugach Electric Association, Inc. is a
cooperative owned by its more than 55,000 members. These bylaws are the framework of the organization.

As a member, you are entitled to vote for the directors who oversee Chugach. Directors are elected each spring in conjunction with the cooperative's annual meeting. At the same time, members vote on any proposed changes to these bylaws.

                                                     Proposed bylaw amendments
                                                        may be submitted to:


                                                          Bylaws Committee
                                                     c/o Chugach General Counsel
                                                          P. O. Box 196300
                                                        5601 Minnesota Drive
                                                   Anchorage, Alaska  99519-6300


                                       Visit Chugach Electric's home page on the
                                             Internet at www.chugachelectric.com





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                                              CHUGACH ELECTRIC ASSOCIATION, INC.


                                                               BYLAWS


                                                     (As Amended April 29, 1999)

                                                         TABLE OF CONTENTS



ARTICLE I         MEMBERSHIP                                                                                                    Page

     Section 1    Requirements for Membership......................................................................................1
     Section 2    Membership Certificates..........................................................................................1
     Section 3    Joint Membership.................................................................................................1
     Section 4    Conversion of Membership.........................................................................................2
     Section 5    Membership and Service Connection Fees...........................................................................2
     Section 6    Purchase of Electric Energy......................................................................................2
     Section 7    Termination of Membership........................................................................................3


ARTICLE II        RIGHTS AND LIABILITIES OF
                  MEMBERS

     Section 1    Property Interest of Members.....................................................................................3
     Section 2    Non-liability for Debts of the Association.......................................................................4


ARTICLE III       MEMBERS, MEETINGS AND ELEC
                  TIONS

     Section 1    Annual Meeting...................................................................................................4
     Section 2    Special Meetings.................................................................................................4
     Section 3    Notice of Members' Meetings......................................................................................5
     Section 4    Waiver of Notice.................................................................................................5
     Section 5    Quorum...........................................................................................................5
     Section 6    Voting...........................................................................................................5
     Section 7    Order of Business................................................................................................6
     Section 8    Elections and Election Committee.................................................................................7


ARTICLE IV        DIRECTORS

     Section 1    General Powers.................................................................................................. 9
     Section 2    Election and Tenure of Office....................................................................................9
     Section 3    Qualifications..................................................................................................10
     Section 4    Nominations.................................................................................................... 11
     Section 5    General Manager and Financial Advisor...........................................................................12
     Section 6    Policy, Rules and Regulations...................................................................................12
     Section 7    Removal of Directors by Members.................................................................................12
     Section 8    Vacancies.......................................................................................................13
     Section 9    Compensation....................................................................................................13


ARTICLE V         MEETINGS OF DIRECTORS

     Section 1    Regular Meeting ................................................................................................14
     Section 2    Special Meetings ...............................................................................................14
     Section 3    Quorum .........................................................................................................14
     Section 4    Director Attendance ............................................................................................15
     Section 5    Membership Attendance ..........................................................................................15
     Section 6    Minutes ........................................................................................................16
     Section 7    Telephonic Board Meetings.......................................................................................16









ARTICLE VI        OFFICERS

     Section 1    Number .........................................................................................................16
     Section 2    Election and Term of Office ....................................................................................16
     Section 3    Removal of Officers and Agents by
                      Directors...................................................................................................17
     Section 4    President.......................................................................................................17
     Section 5    Vice-President .................................................................................................18
     Section 6    Secretary ......................................................................................................18
     Section 7    Treasurer ......................................................................................................18
     Section 8    Delegation of Duties ...........................................................................................19
     Section 9    Bonds of Officers...............................................................................................19
     Section 10   Budget .........................................................................................................19
     Section 11   Reports.........................................................................................................19


ARTICLE VII       PATRONAGE CAPITAL

     Section 1    Patronage Capital ..............................................................................................19


ARTICLE VIII      FISCAL MANAGEMENT AND
                  ACCOUNTING

     Section 1    Revenues and Expenditures ......................................................................................21
     Section 2    Accounting System and Reports ..................................................................................21
     Section 3    Disclosure .....................................................................................................21


ARTICLE IX        DISPOSITION OF PROPERTY

     Section 1    Disposition of Property ........................................................................................22


ARTICLE X         SEAL ...........................................................................................................22


ARTICLE XI        FINANCIAL TRANSACTIONS

     Section 1    Contracts ......................................................................................................22
     Section 2    Checks, Drafts, etc. ...........................................................................................22
     Section 3    Deposits .......................................................................................................23
     Section 4    Fiscal Year ....................................................................................................23
     Section 5    Full and Open Competitive Bidding...............................................................................23


ARTICLE XII       MISCELLANEOUS

     Section 1    Membership in Other Organizations...............................................................................23
     Section 2    Waiver of Notice................................................................................................23
     Section 3    Interpretation..................................................................................................24



ARTICLE XIII      AMENDMENTS

     Section 1    Notice..........................................................................................................24




     Section 2    Bylaws Committee................................................................................................24


ARTICLE XIV       ADVISORY COUNCIL

     Section 1    Member Advisory Council.........................................................................................24
     Section 2    General Duties..................................................................................................24


ARTICLE XV        STANDING AND AD HOC
                  COMMITTEES

     Section 1    General.........................................................................................................25
     Section 2    Compensation....................................................................................................25
     Section 3    Terms...........................................................................................................25
     Section 4    Membership......................................................................................................25
     Section 5    Vacancy.........................................................................................................26


ARTICLE XVI       INDEMNIFICATION ................................................................................................26


ARTICLE XVII      MEMBER ACCESS TO INFORMATION

     Section 1    Access Rights...................................................................................................26
     Section 2    Charges.........................................................................................................27
     Section 3    Policies and Procedures.........................................................................................27


                  CHUGACH ELECTRIC ASSOCIATION, INC.

                           BYLAWS


                          ARTICLE I

                         MEMBERSHIP

     SECTION 1. Requirements for Membership. Any
person, firm, association, corporation, or body politic, or
subdivision thereof, shall become a member of CHUGACH
ELECTRIC ASSOCIATION, INC. by:

     (a) Making a written application for membership therein;

     (b) Agreeing to purchase from the Association electric energy as hereinafter specified;

     (c) Agreeing to comply with, and be bound by, the articles of incorporation and bylaws of the Association, and any rules and regulations adopted by its board of directors; and

     (d) Paying the membership fee hereinafter specified.

No person may hold more than one membership in the Association, and no membership in the Association shall be transferable, except as provided in these bylaws.

     SECTION 2. Membership Certificates. Repealed April
30, 1998.

     SECTION 3. Joint Membership. A husband and wife may apply for a joint membership and, subject to the compliance with the requirements set forth in Section 1 of this Article, may be accepted for such membership. The term
"member" as used in these bylaws shall be deemed to include a husband and wife holding a joint membership, and any provisions relating to the rights and liabilities of membership shall apply equally with respect to the holders of a joint membership. Without limiting the generality of the foregoing, the effect of the hereinafter specified actions by, or in respect to, the holders of a joint membership shall be as follows:

     (a) The presence at a meeting of either or both shall be regarded as the presence of one member and shall have the effect of constituting a joint waiver of notice of the meeting;

     (b) The vote of either separately, or both jointly, shall constitute one joint vote;

     (c) A waiver of notice signed by either or both shall constitute a joint waiver;

     (d) Notice to either shall constitute notice to both;

     (e) Expulsion of either shall terminate the joint membership;

     (f) Withdrawal of either shall terminate the joint membership;

     (g) Either, but not both, may be elected or appointed as an officer or director, provided that both meet the qualifications for such office.

     SECTION 4. Conversion of Membership. (a) A membership may be converted to a joint membership upon the written request of the holder thereof, and the agreement by such holder to comply with the articles of incorporation, bylaws, and rules and regulations adopted by the board of directors. The membership shall be reissued by the Association in such manner as shall indicate the changed membership status.
     (b) Upon the death of a married member the surviving spouse shall succeed to the membership. The membership shall be reissued in such manner as shall indicate the changed membership status; provided, however, that the estate of the deceased shall not be released from any debts due the Association.

     SECTION 5. Membership and Service Connection
Fees. The non-refundable membership fee shall be five dollars. Payment of the membership fee and completion of a membership application are conditions of service. The board of directors may also, as a condition of service, require the payment of a consumer deposit or the furnishing of other acceptable security.

     SECTION 6. Purchase of Electric Energy. Each member may, as soon as electric energy shall be available, purchase from the Association all electric energy purchased for use on the premises specified in his application for membership, unless the member is an electric public utility purchasing electric energy for resale. Each member shall pay monthly at rates which shall from time to time be fixed by the board of directors. The board of directors may limit the amount of electric energy which the Association shall be required to furnish to its member(s). Each member shall pay to the Association such minimum amount per month, regardless of the electric energy consumed, as shall be fixed by the board of directors from time to time. Each member shall also pay all amounts owed by him to the Association as and when the same shall become due and payable. Production or use of electric energy on such premises, regardless of the source thereof, by means of facilities which shall be interconnected with the Association's facilities, shall be subject to appropriate regulations as shall be fixed from time to time by the Association.

     SECTION 7. Termination of Membership. (a) Any member of the Association may withdraw from membership with written notice. Additionally, the board, by at least a two-thirds vote of all members of the board, may expel any member who fails to comply with Association regulations. Members subject to expulsion will be contacted in writing by the Association and will have ten (10) days to comply with Association regulations. An expelled member may be reinstated by a majority vote of the board or by a vote of the members at any annual or special meeting. The board may also cancel membership if the member:

     1)  has not purchased electric energy for six (6) months;

     2) has had a disconnect order active for thirty (30) days without signing a reconnect order; or

     3) has been disconnected because of nonpayment of electric energy debts to the Association provided that this delinquency has continued for at least thirty (30) days after termination of service.

     (b) Upon the withdrawal, death, cessation of existence or expulsion of a member, the membership of such member shall thereupon terminate, except as provided in Article 1, Section 4. Termination of membership in any manner shall not release a member or his estate from any debts due the Association.


                           ARTICLE II

                 RIGHTS AND LIABILITIES OF MEMBERS

     SECTION 1. Property Interest of Members. Upon dissolution, after paying, or discharging, or adequately providing for the payment or discharge of all its debts, obligations and liabilities, other than those to patrons arising by reason of their patronage, the Association shall distribute any remaining sums, first to patrons for the pro rata return of all amounts standing to their credit by reason of their patronage, and second, to members for the pro rata repayment of membership fees. Any sums then remaining shall be distributed among its members and former members in proportion to their patronage, except as participation in such distribution may have been legally waived.
In the event of the lawful liquidation, through transfer or sale of all the property and assets of the Association, the proceeds of such liquidation, transfer or sale shall be distributed in the same manner as hereinabove provided for in the case of dissolution.

     SECTION 2. Non-liability for Debts of the
Association. The private property of the members shall be exempt from execution or other liability for the debts of the Association, and no members shall be liable or responsible for any debts or liabilities of the Association.


                          ARTICLE III

                 MEMBERS, MEETINGS AND ELECTIONS

     SECTION 1. Annual Meeting. The annual meeting of the members shall be held on such convenient date, on or after the 1st day of April, and on or before the 1st day of May of each year, at such place or building in the Municipality of Anchorage, State of Alaska, as shall be designated by the board of directors in the notice of meeting, for the purpose of electing directors, passing upon reports for the previous fiscal year, and transacting such other business as may come before the meeting. Failure to hold the annual meeting at the designated time shall not work a forfeiture or dissolution of the Association.

     SECTION 2. Special Meetings. Special meetings of the members may be called by resolution of the board of directors, or upon a written request signed by any four directors to the president, or by a written request made to the president and signed by not less than ten percent (10%) of the members. The resolution and request shall specify the purpose of the meeting. Signatures for a request of a special meeting by members shall be collected within one consecutive ninety (90) calendar day time period and the board of directors shall establish such policies as may be necessary and convenient to ensure compliance with this limit. It shall thereupon be the duty of the secretary to cause notice of such meeting to be given as hereinafter provided. Special meetings of the members may be held at any place within the Municipality of Anchorage specified in the notice of the special meeting.

     SECTION 3. Notice of Members' Meetings. Written notice stating the place, day and hour and agenda of the annual meeting shall be delivered by mail to each member not less than thirty (30) or more than sixty (60) days before the date of the meeting. Notice of a special meeting of the members, including but not limited to a meeting where a merger or dissolution of the Association, or sale, transfer or other disposal of all or a substantial portion of the assets of the Association is to be voted on, shall be delivered, together with notice of the purpose for which the meeting is called, not less than ninety (90) or more than 120 days before the date of the meeting, with notice of a public hearing on the proposed action to be held not less than sixty (60) days before the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the member at his address as it appears on the records of the Association, with postage thereon prepaid. The failure of any member to receive notice of an annual or special meeting of the members shall not invalidate any action which may be taken by the members at any such meeting.

     SECTION 4. Waiver of Notice. Repealed April 23,
1986.

     SECTION 5. Quorum. Fifty (50) members present in person shall constitute a quorum for a regular or special meeting of the members. No business shall be conducted at a regular or special meeting of the members lacking a quorum, except for counting marked ballots as specified in this Article III, Section 8(d) and announcing the results thereof. If less than a quorum is present at any meeting of the members, a majority of those present may adjourn the meeting to another date and time no later than 90 days after the adjourned meeting at a place within the Municipality of Anchorage, provided that the Secretary shall notify all members of the date, time and place of such adjourned meeting by delivering notice thereof no later than ten days in advance of such meeting.

     SECTION 6. Voting. (a) Each member who has
purchased electric energy or receives other services from the Association within the six months preceding the record date of the election shall be entitled to only one vote upon each matter submitted to a vote at a meeting of the members. All questions shall be decided by a vote of a majority of the members voting thereon in person, except as otherwise provided by law, the articles of incorporation, or these bylaws.
     (b) A non-natural member may designate an individual to
vote on its behalf, in accordance with the member's own
procedures. The election committee may require the designated individual to submit satisfactory written proof of his designation, prior to his voting.
     (c) Members may vote by a mailed official ballot on all
matters on which a vote of the members is required or permitted under these bylaws.
     (d) A minimum of five hundred valid ballots must be cast
by mail or in person to constitute a valid election of directors or to approve amendments to the bylaws. Directors shall be elected by the plurality vote of the members. A minimum of five
hundred ballots must be cast to constitute a valid removal of a
director or directors.   See Article IV, Sections 7 and 8.
     (e) An affirmative vote by ballot of at least 10 percent of the number of members as of the date of the notice of the election is required to authorize disposition of all or a substantial portion of the Association's property to another cooperative, pursuant to Article IX, Section (1)(b).
     (f) A merger of the Association must be approved by a majority of those members voting, but in no event can the affirmative vote be less than 10 percent of the number of members, as of the date of notice of the election.
     (g) An affirmative vote by ballot of not less than the majority of the number of members as of the date of the notice of the election is required to authorize the Association to sell, lease, or otherwise dispose of all or a substantial portion of the Association's property, as provided in Article IX, Section 1(b).

     SECTION 7. Order of Business. (a) The order of business at the annual meeting of the members and, insofar as possible, at all other meetings of the members, shall be essentially as follows:

     1) Report on the number of members present in person in order to determine the existence of a quorum.

     2) Reading of the notice of the meeting and proof of the due publication or mailing thereof.

     3) Reading of unapproved minutes of previous meetings of the members, making technical changes only to the minutes, and approval thereof.

     4) Presentation and consideration of reports of officers, directors and committees.

     5)  Election of directors.

     6)  Unfinished business.

     7)  New business.

     8)  Adjournment.

     (b) Proposed amendments to the bylaws upon which voting is being conducted by ballot may be discussed at the annual meeting, but shall not be treated as being before the annual meeting for action, other than passage or defeat of the proposed amendments. They may not be further amended or tabled by action of the annual meeting.

     SECTION 8. Elections and Election Committee. (a) At the beginning of each calendar year, and not less than ninety
(90) days prior to the annual meeting, the board of directors shall appoint an election committee, as provided for in Article
XV of these bylaws. The committee shall consist of the master election judge, who shall chair the committee, and not more than twelve election judges. This committee shall have the responsibility for conducting all voting by secret ballot during the calendar year. The election committee shall devise such procedures, and adopt such rules and regulations, subject to the approval of the board of directors, as may be reasonably necessary or convenient to the discharge of the election committee's responsibilities. These responsibilities shall include, but are not limited to (1) the registration of members at the annual or special meeting, and (2) the obligation of insuring the fairness, impartiality, confidentiality, and integrity of the voting process. The master election judge and election judges shall be selected from the Association membership, with consideration for geographical representation. In case of a vacancy, the board of directors shall appoint an Association member to complete the unexpired term of the committee member.
     (b) The election committee shall cause the preparation of an official ballot containing the names of the candidates for the office of director and the proposed bylaw amendments. The ballot shall be designed with the position of names of the candidates changed as many times as there are candidates. As nearly as possible, an equal number of ballots shall be printed after each change. In making the changes of position, the name of the candidate shall be taken and placed at the bottom and the column moved up so that the name that before was second is first after the change. After the ballots are printed, they shall be placed in separate stacks, one stack for each change of position.
The ballots shall then be gathered by taking one from each stack, the intention being that every other ballot in the accumulated stack of ballots shall have the names of the candidates in a different position. The ballot shall also include a brief description concerning the number of offices to be filled at the election and the time, place, and method of voting. At least thirty (30) days prior to the meeting, an official ballot shall be mailed by the secretary to each member with 1) a statement of the number of directors' seats to be filled, 2) the candidates' names and election statements, 3) an explanation of any other matters to be voted on by mail, the proposed changes to the bylaws, with the Bylaws Committee's comments and 4) a report covering the calendar year immediately preceding the annual meeting prepared by the General Manager setting forth the attendance record of directors at regular and special board meetings, together with a summary setting forth the agenda business items voted and the vote of each director. The candidates' statements:

     1) Shall specify whether the candidate was nominated by the Nominating Committee or by petition.

     2)  Shall specify whether the candidate is:

         (i) A member, officer, director, or employee of any union local currently acting as a bargaining agent for Association employees.

         (ii)     A person who has within the last two
                  years had a financial interest in a bid, proposal, project, or contract with
                  Chugach.

         (iii) A spouse, child, brother, sister, parent, stepparent, stepchild or stepsibling of: a) any person included in subparagraph (i) or
                  (ii) above or b) an employee of the
                  Association.

     3) May include a photograph of the candidate, and a statement not to exceed 200 words.

The election committee shall procure a post office box where all ballots shall be received.
     (c) Mailed ballots, to be valid, must be received in the designated post office box by 12:00 Noon three (3) calendar days prior to the annual meeting or special meeting. In lieu of casting a ballot by mail, a member may register a vote by special ballot at the meeting.
     (d) The election committee shall make proper arrangements to secure all ballots before, during, and following the election. Marked ballots shall be counted as soon after the close of balloting as may be reasonable under the circumstances.
The results thereof will be announced as soon as the count is completed. Marked ballots will be retained and secured for a period of ninety (90) days following the election, after which time they may be destroyed.
     (e) The election committee may employ such additional election clerks as may be required to register members at the annual or special meeting, to assist in the counting of the ballots and otherwise to ensure the efficient management of the meeting and balloting. Each candidate for the office of director may have a representative present during all times that ballots are being counted. The decision of a majority of the election committee shall be conclusive with respect to the eligibility of any person to vote and the validity of any ballot cast.
     (f) A recount of votes cast for a director's seat may only be requested by a candidate in that election. A request for a recount must be made in writing and received by the Election
Committee within 10 days of the close of balloting. The recount will be done in the same manner as and by the same entity that performed the original vote count. If the recount indicates that the candidate requesting the recount has lost the election by more than 1 percent of the total votes cast, then the cost of the recount shall be borne by the candidate. If the recount indicates that the candidate requesting the recount has either won a seat or lost by a margin of 1 percent or less, then the cost of the recount shall be borne by the Association.
     A group of 10 or more members who voted in that election may request a recount of the ballots for a bylaws change or ballot question. A request for a recount must be made in writing and received by the Election Committee within 10 days of the close of balloting. The same provision for payment of the costs as provided above shall prevail, with the voters who requested the recount paying for the recount if the margin is greater than 1 percent, and the Association bearing the expense if the margin is 1 percent or less.
     (g) In the event of a tie for an election of a director, a bylaws change or a ballot question, a recount of the ballots shall be done. The Association shall bear the cost of recounts in the event of a tie. If the recount confirms the existence of a tie, then a run-off election shall be conducted by mail within 60 days of the date the results of the recount are certified. The form and content of the ballots shall comply with this Article III, Section 8(b). The run-off election shall be conducted by the Election Committee. The provisions of this Article III, Section 8(d), (e) and (f) shall apply.


                           ARTICLE IV

                           DIRECTORS

     SECTION 1. General Powers. The management of the business and the affairs of the Association shall be vested in a board of seven directors who shall exercise all of the powers of the Association, except such as are by law, the articles of incorporation, or by these bylaws conferred upon or reserved to the members.

     SECTION 2. Election and Tenure of Office. The persons named as directors in the articles of incorporation shall compose the board of directors until their successors shall have been elected and shall have qualified. Directors shall be elected by secret ballot either mailed or cast in person at annual or special meetings of the membership, by and from the members, to serve for a three-year term, not to exceed three consecutive three year terms, until their successors shall have been elected and qualify, provided that the directors elected to fill vacancies as provided in Article IV, Section 8 of these bylaws, shall serve only for the unexpired portion of the term vacated. Where the terms to be filled are of different lengths, the longest term shall be given to the director receiving the most votes. If the size of the board is subsequently increased, the initial terms of the directors to fill the newly created seat or seats shall be scheduled so that, as nearly as possible, an equal number of terms expire each year. At each annual or special meeting, members shall be elected to fill the seats on the board which become vacant as contemplated by Article IV, Section 8 of these bylaws.

     SECTION 3. Qualifications. (a) A person shall be eligible to serve as a director, who:

     1) Has been a member and bona fide resident in the area served by the Association for 12 continuous months before appointment to the board, or the notice of the election;

     2) Is not in any way employed by a competing enterprise, however, an employee of the Municipality of Anchorage who is not directly employed by Municipal Light and Power is eligible to serve if he or she has no fiduciary duties which in any way pertain to Municipal Light and Power;

     3) Does not have a financial interest in a competing enterprise;

     4) Is not a supplier, contractor, consultant, or other entity which does business with the Association or a person with more than a 10% ownership interest in a supplier, contractor, consultant, or other entity which does business with the Association, except for providers whose annual business with the Association does not exceed $25,000;

     5) Is not an employee of the Association nor a member, officer, director, nor employee of any union local currently acting as a bargaining agent for Association employees;

     6) Is not a person living in the same household with and financially interdependent upon any person included in paragraphs 2, 3, 4, and 5, above; and

     7) Maintains i) his or her membership, ii) bona fide residency in the area served by the Association, and
         iii) a minimum of 12 continuous months of bona fide residency in the area served by the Association throughout his or her term of office.

     (b) An individual who is the authorized representative of a non-natural entity (corporation, association or partnership, for example) which itself is qualified under subsection (a) may become or remain a director if he is qualified under subsections
(a)(1), (2), (3), (4), (5), (6) and (7). If the individual or the non-
natural member fails to meet the prescribed qualifications, or if the non-natural member changes its authorized representative, the individual shall become subject to removal under subsection
(c), and the director's position shall become vacant, without power of appointment by the non-natural member.
     (c) Upon establishment of the fact that a director is holding office in violation of any of the foregoing provisions including the disclosure provisions of Article III, Section 8(b), subsection
(2), the board of directors shall remove such director from office unless the basis for disqualification is remedied within thirty
(30) days of notice of disqualification by the board of directors.
     (d) Directors are ineligible for employment by the Association for a period of two (2) years after their term has expired.
     (e)"Bona fide resident" is hereby defined to mean: 1) a person whose primary residence is in the area served by the Association, and who actually lives at this primary residence with the intention to remain there permanently or indefinitely and 2) a non-natural entity who chooses as their authorized representative a person who is a "bona fide resident" as defined in 1).
    "Primary residence" shall mean the residence that is the chief or main residence of the person and where the person actually lives for the most substantial portion of the year. "Intention" shall mean the unequivocal intention of the person as evidenced by that person's acts and words and by the circumstances.

     Nothing contained in this section shall affect in any manner whatsoever the validity of any action taken at any meeting of the board of directors.

     SECTION 4. Nominations. (a) Nominating Committee.
It shall be the duty of the board of directors to appoint, not less than one hundred and twenty days before the dates of a meeting of the members at which directors are to be elected, a committee on nominations, as provided for in Article XV of these bylaws.
The committee shall consist of not less than five nor more than seven members, who shall be selected from different sections of the service area of the Association as to insure equitable representation. No member of the board of directors may serve on such committee. The committee shall seek qualified candidates, as well as screen potential nominees. Public notice for nominations shall be given ninety days prior to the meeting. The committee, keeping in mind the principle of geographical representation, shall approve, prepare and post at the principal office of the Association, at least seventy days before the meeting, a list of nominations for directors, which may include a greater number of candidates than are to be elected.
     (b) Petition. Any fifty or more members, acting together, may make other nominations by petition not less than sixty days prior to the election, and the secretary shall post such nominations at the same place where the list of nominations made by the committee is posted.

     SECTION 5. General Manager and Financial
Advisor. The board of directors may appoint the following:

     (a) General Manager. The general manager may be but shall not be required to be a member of the Association. The general manager, together with such other staff, agents and employees as he may select shall perform such duties and shall exercise such authority as the board of directors may from time to time vest in him.

     (b) Financial Advisor. The Board, at its sole discretion, may engage the services of a financial advisor, which may be used to advise on any and all fiscal matters. The financial advisor shall report to the board.

     SECTION 6. Policy, Rules and Regulations. The board of directors shall have the power to make, adopt and enforce such policy, rules and regulations, not inconsistent with law, the articles of incorporation, or these bylaws, as it may deem advisable for the management of the affairs and business of the Association, for the protection of its investment, and for the interest and welfare of the members thereof. Such policy statements, rules and regulations shall be in writing and shall be made available for review by the members.

     SECTION 7. Removal of Directors by Members. Any member may bring charges against a director and, by filing with the secretary such charges in writing, together with a petition signed by at least 300 members, request the removal of such director by reason thereof, provided, however, that the signatures of members shall be acceptable only when affixed to a sheet on which the petition therein is fully set forth; and, provided further, that the person who solicited the signatures affixed to such petition shall acknowledge thereon before a person authorized to take acknowledgments of deeds that he had read the petition and the said charges against such director to each of the members prior to the latter subscribing their names thereto. Signatures shall be collected within one consecutive ninety (90) calendar day time period. Such director shall be informed in writing of the charges at least ten days prior to a meeting of the members at which the charges are to be considered, and shall have an opportunity at the meeting to be heard in person, or by counsel, and to present evidence in respect to the charges; and the person or persons bringing the charges against him shall have the same opportunity. This meeting shall occur before ballots are sent to members for voting by mail. The question of the removal of such director shall be considered and voted upon at a meeting of the members conducted in accordance with procedures established for regular annual membership meetings. A minimum of five hundred valid ballots must be cast with a majority in favor of removal for such removal to be effective.

     SECTION 8. Vacancies. Any vacancy occurring in the board shall be filled by the affirmative vote of the majority of the remaining directors, and the member so appointed to the board shall serve until his successor has been elected. At such election following the existence of such vacancy, the members shall elect one of their number to serve as director during the unexpired portion of the term vacated, subject, however to provisions of Article IV, Section 2, 3 and 4 of these bylaws.

     SECTION 9. Compensation. (a) Directors shall not receive any salary for their services as directors, except that, by resolution of the board of directors, a fixed fee and expenses of attendance, if any, may be allowed for attendance at each meeting of the board of directors, or a meeting of a committee thereof, or when a director is otherwise representing the Association in an official capacity. No attendance other than regular or special board meetings shall be reimbursed unless authorized in advance by the majority vote of the board. The fixed fee shall not exceed $100.00 per meeting, and a director may not be compensated for more than two regular board meetings per month, and an additional 12 special board meetings per year. The total compensated meetings shall not exceed 70 meetings per year for a director, and 85 meetings per year for the president. The Association may not provide health insurance for directors or their families, or insurance for risks except those incurred in their capacity as directors.
     (b) Directors' expense reimbursement requests shall be reviewed and approved by the majority vote of the board.
Directors may not receive salaries for their services as directors, and, except in emergencies, shall not receive salaries for their services in any other capacity without the approval of the members.


                          ARTICLE V

                     MEETINGS OF DIRECTORS

     SECTION 1. Regular Meeting. A regular meeting of the board of directors shall be held without notice immediately after, and at the same place as, the annual meeting of the members. A regular meeting of the board of directors shall also be held monthly at such time and place in the Municipality of Anchorage, State of Alaska, as the board of directors may provide by resolution. Such regular monthly meetings may be held without notice other than such resolution fixing the time and place thereof except that the board shall cause notice of the selection of the time and place of the regular meetings to be given to the members promptly after it is selected.

     SECTION 2. Special Meetings. Special Meetings of the board of directors may be called by the president, or by any three directors, and it shall thereupon be the duty of the secretary to cause notice of such meetings to be given as hereinafter provided. The president of the directors calling the meeting shall fix the time and place, which shall be in the

Municipality of Anchorage, State of Alaska, for the holding of the meeting.
     Written notice of the time, place and purpose of any special meetings of the board of directors shall be delivered to each director not less than three days previous thereto, either personally or by mail, by or at the direction of the secretary, or upon default in duty by the secretary, by the president or the directors calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the director at his address as it appears on the records of the Association, with postage thereon prepaid.

     SECTION 3. Quorum. A majority of the board of directors shall constitute a quorum; provided, that if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time; and provided further, that the secretary shall notify any absent directors of the time and place of such adjourned meeting. The act of the majority of the directors present at the meeting at which a quorum is present shall be the act of the board of directors. Each director present shall vote or abstain on each motion. Each director shall disclose any financial interest of the director or of a member of the director's immediate family in a matter before the board.

     SECTION 4. Director Attendance. If a director is absent from three consecutive regular board meetings or four regular board meetings, whether consecutive or not, or from 25% of all meetings, including regular and special meetings, board workshops, and committee meetings, in either of the two six month periods described below, the director shall be deemed to have resigned from the board of directors, and the vacancy thereby resulting will be filled as provided in Article IV, Section 8, of these bylaws. For purposes of compliance with this bylaw, attendance will be evaluated for two separate six month periods beginning May 1st and November 1st of each year. A director who is absent on Association business, including reasonable travel time to and from such business, shall not be counted absent, provided such travel and absence was approved in advance by the board. For purposes of this Section, an absence shall not be counted if it is excused by a vote of a majority of the members of the board not requesting the excuse at the next regular or special board meeting. However, no more than two absences per director may be excused by the board in either 6-month period.

     SECTION 5. Membership Attendance. (a) Regular meetings, special meetings and work sessions shall be open to all Association members. The notice of such meeting and an agenda shall be posted in a conspicuous place in the public places of business of the Association not later than three days prior to the meeting. The board of directors shall adopt a policy establishing additional means of providing public notice of meetings.
     (b) No closed or executive sessions shall be held except to discuss:
     1) Matters the immediate knowledge of which would clearly have an adverse effect on the Association's finances;

     2) Subjects that tend to prejudice the reputation and character of a person; however, that person may request a public discussion;

     3) Matters discussed with an attorney for the Association, the immediate knowledge of which could have an adverse effect on the Association's legal position.

     SECTION 6. Minutes. Minutes will be kept for all regular and special meetings and shall include each director's vote on each matter voted upon by the board of directors.
Copies of the minutes shall promptly be given to Association members upon request. The board of directors may prescribe a reasonable fee for such copies provided such fee shall not exceed the actual labor and material costs of reproduction. An electronic recording of all regular and special meetings shall also be made and kept for at least one year; Association members may request a transcription of the tape upon payment of the cost of transcription by a court reporter service; members shall also be permitted to listen to such tapes at the headquarters building.

     SECTION 7. Telephonic Board Meetings. For the purpose of the holding of any regular or special meeting, the Board of Directors can validly conduct such meeting by communicating with each other by means of conference telephones or similar communications equipment as allowed by law. Telephonic attendance by directors shall be permitted without limitation if the director is unable to attend in person due to Association business provided the absence was approved in advance by the board as provided under Article V, Section 4. Telephonic attendance for reasons other than Association business shall be limited to 25% of the meetings by any one director for the 6-month period beginning May 1 and the 6-month period beginning November 1. For attendance evaluation, a director is deemed absent from each meeting where the telephonic attendance limit was exceeded.
The amendments to this Bylaw will take effect May 1, 1997.


                          ARTICLE VI

                           OFFICERS

     SECTION 1. Number. The officers of the Association shall be a president, vice-president, secretary and treasurer, and such other officers as may be determined by the board of directors from time to time. The offices of secretary and treasurer may be held by the same person.

     SECTION 2. Election and Term of Office. The officers shall be elected annually by ballot, by and from the board of directors, at the meeting of the board of directors held immediately after the annual meeting of the members. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until the first meeting of the board of directors following the next succeeding annual meeting of the members, or until his successor shall have been elected and shall have qualified. A vacancy in any office shall be filled by the board of directors for the unexpired portion of the term.

     SECTION 3. Removal of Officers and Agents by
Directors. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgement the best interests of the Association will be served thereby. In addition, any member of the Association may bring charges against an officer and, by filing with the secretary such charges in writing, together with a petition signed by at least a sufficient number of members to constitute a quorum as defined in Section 5, Article III, may request the removal of such officer by reason thereof; provided, however, that the signatures of the members shall be acceptable only when affixed to a sheet on which petition therein is fully set forth; and provided further, that the person who solicited the signature affixed to such petition shall acknowledge thereon before a person authorized to take acknowledgments of deeds that he had read the petition and the said charges against such officer to each of the members prior to the latter subscribing their names thereto. The officer against whom such charges have been brought shall be informed in writing of the charges at least ten days prior to the board meeting at which the charges are to be considered and shall have an opportunity at the meeting to be heard in person, or by counsel, and to present evidence in respect of the charges; and the person or persons bringing the charges against him shall have the same opportunity. In the event the board does not remove the officer, the question of his removal shall be considered and voted upon at the next meeting of the members.

     SECTION 4. President. The president shall:

     (a) Be the principal executive officer of the Association and, unless otherwise determined by the members or the board of directors, shall preside at all meetings of the members and the board of directors;

     (b) Sign any deeds, mortgages, deeds of trust, notes, bonds, contracts or other instruments authorized by the board of directors to be executed, except in cases in which the signing and execution thereof shall be expressly delegated by the board of directors or these bylaws to some other officer or agent of the Association, or shall be required by law to be otherwise signed or executed; and

     (c) In general, perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

     SECTION 5. Vice-President. In the absence of the president, or in the event of his inability or refusal to act, the vice-president shall perform the duties of the president, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the president. The vice-president shall also perform such duties as from time to time may be assigned to him by the board of directors.

     SECTION 6. Secretary. The secretary shall be responsible for:

     (a) Keeping the minutes of the meetings of the members and of the board of directors;

     (b) Seeing that all notices are given in accordance with these bylaws, or as required by law;

     (c) The safekeeping of the corporate records and seal of the Association, and affixing the seal of the Association to all documents, the execution of which on behalf of the Association under its seal is duly authorized in accordance with the provisions of these bylaws;

     (d) Keeping a register of the names and post office addresses of all members;

     (e) Keeping on file at all times a complete copy of the articles of incorporation and bylaws of the Association containing all amendments thereto, which copy shall always be open to the inspection of any members, and at the expense of the Association, forwarding a copy of the bylaws and of all amendments thereto to each member on request; and

     (f) In general, performing all duties incident to the office of secretary, and such other duties as from time to time may be assigned by the board of directors.

     SECTION 7. Treasurer. The treasurer shall be responsible for:

     (a) Custody of all funds and securities of the Association;

     (b) The receipt of, and the issuance of receipts for, all moneys due and payable to the Association, and for the deposit of all such moneys in the name of the Association in such bank or banks as shall be selected in accordance with the provisions of these bylaws;
         and

     (c) In general, performing all the duties incident to the office of treasurer and such other duties as from time to time may be assigned by the board of directors.

     SECTION 8. Delegation of Duties. In the absence of an officer, or in the event of his inability or refusal to act, the board of directors will appoint one of their number to perform the duties of his office; provided that the offices of president and vice-president may not be combined with any other office; and, provided further, nothing herein shall limit the right and duty of the vice-president to perform the duties of the president in the event that the president is absent, is unable to act, or refuses to act. The board of directors may provide for the delegation of one or more of the duties of the secretary and treasurer.

     SECTION 9. Bonds of Officers. The treasurer, and any other officer or agent of the Association charged with responsibility for the custody of any of its funds or property, shall give bond in such sum, and with such surety, as the board of directors shall determine. The board of directors, in its discretion, may also require any other officer, agent or employee of the Association to give bond in such amount and with such surety as it shall determine.

     SECTION 10. Budget. The Board of Directors shall review, revise and approve an annual operating budget prior to each fiscal year.

     SECTION 11. Reports. The officers of the Association shall submit, at each annual meeting of the members, reports covering the business of the Association for the previous fiscal year. Such reports shall set forth the condition of the Association at the close of such fiscal year.


                            ARTICLE VII

                          PATRONAGE CAPITAL

     SECTION 1. Patronage Capital. The Association shall at all times be operated on a cooperative, nonprofit basis for the mutual benefit of its patrons. The Association's operations shall be so conducted that all patrons, members and non-members alike, will through their patronage furnish capital for the Association, subject to the provisions for sinking funds and reserves as provided by Article VIII of these bylaws.
     In order to induce patronage and to assure that the Association will operate on a nonprofit basis, the Association is obliged to account on a patronage basis to all its patrons, members and non-members alike, for all amounts received from the furnishing of electric energy in excess of operating costs and expenses properly chargeable against the furnishing of electric energy. All such amounts in excess of operating costs and expenses are received with the understanding that they are furnished by the patrons, members and non-members alike, as capital. The Association is obligated to pay all such amounts in excess of operating costs and expenses to the patrons by credits to a capital account for each patron. The books and records of the Association shall be set up and kept in such a manner that at the end of each fiscal year the amount of capital, if any, so furnished by each patron, is clearly reflected and credited in an appropriate record to the capital account of each patron, and the Association shall within a reasonable time after the close of the fiscal year notify each patron of the amount of capital so credited to his account. All such amounts credited to the capital account of any patron shall have the same status as though they had been paid to the patron in cash in pursuance of a legal obligation to do so, and the patron had then furnished the Association corresponding amounts for capital. In the event of dissolution or liquidation of the Association, after all outstanding indebtedness of the Association shall have been paid, outstanding capital credits shall be retired without priority on a pro rata basis before any payments are made on account of property rights of members. If, at any time prior to dissolution or liquidation, the board of directors shall determine that the financial condition of the Association will not be impaired thereby, the capital then credited to patrons' accounts may be retired in full or in part, according to policies adopted by the board. Capital credited to the account of each patron shall be assignable only on the books of the Association pursuant to written instructions from the assignor, and only to successors in interest or successors in occupancy in all or a part of such patron's premises served by the Association, unless the board of directors, acting under policies of general application, shall determine otherwise. All other amounts received by the Association from its operations in excess of costs and expenses shall, insofar as permitted by law, be:

     (a) Used to offset any losses incurred during the current or any prior fiscal year; and

     (b) To the extent not needed for that purpose, allocated to its patrons on a patronage basis, and any amount so allocated shall be included as part of the capital credited to the accounts of patrons, as herein provided.

     Notwithstanding any other provisions of these bylaws, the board of directors, at its discretion, shall have the power at any time, upon the death of any patron, if the legal representative of his estate shall request in writing that the capital credited to any such patron be retired prior to the time such capital would otherwise be retired under the provisions of these bylaws, to retire capital credited to any such patron immediately upon such terms and conditions as the board of directors, acting under policies of general application, and the legal representative of such patron's estate shall agree upon, provided, however, that the financial condition of the Association will not be impaired thereby.


                       ARTICLE VIII

              FISCAL MANAGEMENT AND ACCOUNTING

     SECTION 1. Revenues and Expenditures. The board of directors shall adopt and maintain a system of accounting for receipts and expenditures in conformance with the laws of the United States and of the State of Alaska applicable to cooperative associations and corporations, which system shall at all times provide the proper reserves for payments of interest and principal on outstanding indebtedness, reserves for taxes, insurance, depreciation, replacement of capital plant and facilities, and such other reserves and accounts as the board of directors shall deem proper.

     SECTION 2. Accounting System and Reports. The accounting system adopted and maintained by the board of directors shall conform to such rules and regulations applicable to accounting systems, their establishment and operation, and which may be established by any applicable laws, rules and regulations of the United States, the State of Alaska, or any regulatory agency thereof of competent jurisdiction. The board of directors shall also, after the close of each fiscal year, cause to be made a full, complete and independent audit of the accounts, books, and financial conditions of the Association as of the end of each fiscal year. A reasonably comprehensive and easily understood summary of the audit report shall be submitted to the members prior to each annual meeting.

     SECTION 3. Disclosure. Repealed April 25, 1996.

                            ARTICLE IX

                      DISPOSITION OF PROPERTY

     SECTION 1. Disposition of Property. (a) The board of directors shall have full power and authority to authorize the execution and delivery of a mortgage or mortgages, or a deed or deeds of trust, of any and all of the property, rights, privileges, licenses, franchises and permits of the Association, whether acquired or to be acquired, and wherever situated, as well as the revenues therefrom, all upon such terms and conditions as the board of directors shall determine, to secure any indebtedness of the Association.
     (b) The Association may not sell, lease, or otherwise dispose of all or a substantial portion of the Association's property unless such sale, lease, or other disposition is authorized by the affirmative vote of not less than the majority of all the members of the cooperative. However, the board of directors may sell, lease, or otherwise dispose of all or a substantial portion of its property to another cooperative, if authorized by a majority of those members of the Association voting, but in no event can the affirmative vote be less than 10% of the members as of the date of notice of the election.


                            ARTICLE X

                               SEAL

     The corporate seal of the Association shall be in the form of a circle and shall have inscribed thereon the name of the Association and the words "Corporate Seal, State of Alaska."


                           ARTICLE XI

                      FINANCIAL TRANSACTIONS

     SECTION 1. Contracts. Except as otherwise provided in these bylaws, the board of directors may authorize any officer or officers, agent or agents, to enter into any contract, or execute and deliver any instrument, in the name and on behalf of the Association, and such authority may be general or confined to specific instances.

     SECTION 2. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, and all notes, bonds or other evidences of indebtedness issued in the name of the Association, shall be signed by such officer or officers, agent or agents, employee or employees of the Association, and in such manner, as shall from time to time be determined by resolution of the board of directors.

     SECTION 3. Deposits. All funds of the Association shall be deposited from time to time to the credit of the Association in such bank or banks as the board of directors may select.

     SECTION 4. Fiscal Year. The fiscal year of the
Association shall begin on the first day of January of each year and shall end on the thirty-first day of December of the same year.

     SECTION 5. Full and Open Competitive Bidding. It is deemed to be in the best interest of the Association: to encourage and require full and open competitive bidding of contracts; to take affirmative steps to insure that the Association selects the lowest responsible bidder for its requirements from among the broadest range of suppliers qualified by expertise and resources; and to insure that responsible bidders are not excluded. These requirements shall not apply in emergency matters, to professional service contracts, or (in the discretion of the Association) to contracts reasonably expected to be less than $50,000. The Directors shall require a review of the Association's bidding procedures and qualifications and shall take such actions as may be in the best interests of the Association as determined herein.

Within thirty (30) months of the passage of this Section 5, the Board of Directors shall have fully implemented the provisions of this Section 5.


                        ARTICLE XII

                       MISCELLANEOUS

     SECTION 1. Membership in Other Organizations.
The Association may, with the approval of the Board of Directors, become a partner, member, shareholder or holder of any other interest in any entity engaging in any lawful business.

     SECTION 2. Waiver of Notice. Any member or director may waive in writing any notice of a meeting required to be given by these bylaws. The attendance of a member or director at any meeting shall constitute a waiver of notice of the meeting, unless the person participates in the meeting solely for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

     SECTION 3. Interpretation. Wherever the masculine gender is used in these bylaws it shall be construed also to refer to the feminine.

                         ARTICLE XIII

                         AMENDMENTS

     SECTION 1. Notice. These bylaws may be altered, amended or repealed by the members at any regular or special meeting, or by ballot as provided for in Article III, Section 8, provided the notice of such meeting shall have contained a copy of the proposed alteration, amendment or repeal. Notice to the membership shall be given ninety days prior to the annual meeting election for submission of recommended bylaw changes.

     SECTION 2. Bylaws Committee. It shall be the duty of the board of directors to appoint, not later than December 15th of each year, members to a committee on bylaws, as provided in Article XV of these bylaws. The committee shall consist of not less than five nor more than seven members, who shall be selected from different sections of the service area of the Association so as to insure equitable representation. No member of the board of directors may serve on such a committee. The committee shall review the bylaws of the Association, consider any recommendations for revisions thereof which may be made by the board of directors or any member, and report their recommendations concerning the bylaws to the annual membership meeting. Nothing herein shall be interpreted to limit the authority of the board of directors to propose changes in the bylaws, or the right of the members to call a special meeting for any proper purpose pursuant to Article III, Section 2, herein.


                         ARTICLE XIV

                       ADVISORY COUNCIL

     SECTION 1. Member Advisory Council. The board of directors shall create and establish a Member Advisory Council to advise the board.

     SECTION 2. General Duties. It shall be the duty of the board of directors to appoint members to the advisory council, as provided in Article XV. Members shall be selected from different sections of the service area to the Association so as to insure equitable representation.


                       ARTICLE XV

             STANDING AND AD HOC COMMITTEES

     SECTION 1. General. This section shall apply to standing and ad hoc committees which may from time to time be appointed by the board. Standing committees include: the Election Committee, as provided for in Article III, Section 8; the Nominating Committee, as provided for in Article IV, Section
4; the Bylaws Committee, as provided for in Article XIII,
Section 2; and the Member Advisory Council, as provided for in Article XIV.

     SECTION 2. Compensation. Members of standing and ad hoc committees shall receive no compensation or gratuity for their participation in the affairs of the Association.

     SECTION 3. Terms. The terms of standing committee members shall be for no more than three (3) years and be staggered so that, as nearly as possible, one-third shall expire each year.

     SECTION 4. Membership. In order to be fairly representative of the Association's diverse membership, it is preferable that standing and ad hoc committees be comprised of members who reflect that diversity. Toward that end, the selection process shall include consideration of the member's occupation, education, experience, geographical area in which service is provided by the Association, and type of service provided by the Association. A person is eligible to serve on such committees provided that such person is not:

(a)  an employee or director of the Association;

(b) a director, officer or employee of any union local currently acting as a bargaining agent for Association employees;

(c) a person employed by a competing enterprise, however, an employee of the Municipality of Anchorage who is not directly employed by Municipal Light and Power is eligible to serve if he or she has no fiduciary duties which in any way pertain to Municipal Light and Power;

(d) a person having a financial interest in a competing enterprise;

(e) a supplier, contractor, consultant or other entity which does business with the Association or a person with more than a 20% ownership interest in a supplier, contractor, consultant or other entity which does business with the Association except for providers whose actual business with the Association does not exceed $50,000; or

(f) a person living in the same household with and financially interdependent upon any of the persons listed in (a) through (e), above.

     SECTION 5. Vacancy. In the case of a vacancy, the board of directors shall appoint an Association member in accordance with the provisions of this Article to complete the unexpired term of a committee member.


                         ARTICLE XVI

                       INDEMNIFICATION

     The Association shall indemnify and defend directors, officers, employees or agents of the Association who are, or are threatened to be made, parties to civil, criminal or administrative proceedings, for expenses (including attorneys' fees), judgments, fines and settlements, actually and reasonably incurred, if the acts complained of were performed within the scope of the director's, officer's, employee's or agent's duties, and the director, officer, employee or agent acted in good faith and in a manner he reasonably believed should be in, or not opposed to, the best interests of the Association, and, with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Association may purchase and maintain insurance to provide for such indemnification and defense.


                        ARTICLE XVII

                 MEMBER ACCESS TO INFORMATION

     SECTION 1. Access Rights. The rights of the members to examine and make copies of the books and records of the Association at a reasonable time and for a proper purpose in accordance with Alaska Statutes shall not be infringed. The following information is deemed to be requested for a proper purpose without any showing whatsoever and shall be made available to members on request of a member.

     (a) Names and mailing addresses of Association members when requested by a candidate running for election to the Association Board;

     (b) Salary, title, job classification and position description, benefits, leave accrued and cashed-in, and hours worked, but not employee name, for each employee position in the Association;

     (c) Collective bargaining agreements of any kind to which the Association is a party;

     (d) Published information which shall include:




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     1)  Documents provided to any regulatory authority
         including, but not limited to Alaska Public Utilities
         Commission (APUC), Federal Energy Regulatory
         Commission (FERC) and Securities and Exchange
         Commission (SEC) filings,

     2) Documents provided in open session to the Board of Directors or Association committees, including but not limited to budget documents, feasibility studies, audits or cost effectiveness studies, correspondence between the Association and third parties and minutes of Board of Directors or Association committee meetings.

     SECTION 2. Charges. The Association may charge no more than the actual incremental cost of producing the above information.

     SECTION 3. Policies and Procedures. Nothing in this
Article XVII prevents the Association from allowing for additional disclosure of Association information or from developing other rules for disclosure and payment therefor by policy or procedure provided that the policy or procedure shall in no way restrict the disclosure required in this Article XVII.